EXHIBIT 10.11


DATED:  MARCH 31, 1999                                           $19,000,000.00



                                 PROMISSORY NOTE

NUMBER:  0001

FOR VALUE RECEIVED, THE UNDERSIGNED (the "Payor") PROMISES TO PAY to SEE ATTACHED SCHEDULE "A" TO THIS NOTE, (the "Lenders"), or order, the principal sum of $19,000,000.00 (the "Principal Sum") with interest at the rate of 9% per annum to accrue from July 31, 1999 until fully paid, calculated as simple annual interest to be paid on any unpaid sum of the Principal Sum, monthly in arrears on the last day of each month commencing on August 31, 1999, until fully paid. Payment shall be applied first to the payment of all accrued and unpaid interest and then to the payment of the principal.

The Principal Sum together with all accrued and unpaid interest, if any, will be due and payable, at the option of the Payor, as follows:

     (i)  $19,000,000.00 on or before July 31, 1999; or

     (ii) $9,000,000.00 on or before July 31, 1999 and  $10,000,000.00  together with all accrued and unpaid interest payable on or before July 31, 2000.

The Principal sum and all interest and expenses, if any, owing under this Note pursuant to those certain Share Purchase Agreements and Interest Purchase Agreements ("Purchase and Sale Agreements") are secured by that certain Security Agreement ("Security Agreement"), each of such foregoing agreements being of even date herewith and each by and between the Payor and the Lenders, or Portions thereof, (such Security Agreement, Purchase and Sale Agreements, and all documents executed in connection with the foregoing, as such may be amended, modified, supplemented, or restated from time to time, the "Acquisition Documents"), which Acquisition Documents provide, among other things, for a security interest in all of the Payor's right, title, and interest in all properties and assets, including, without limitation, those purchased from the Lenders of and pertaining to the business or providing funeral, burial and cremation services and the provision and sale of pre-need cremation services carried on by the Payor, its affiliates and/or subsidiaries.

If the Payor fails to make any payments due under this Note when such payments are due, save and except for any non-payments due to any set-off rights the Payor may have against the Lenders, or in the event of any breach of the terms or agreements of the Security Agreement, without the Payor satisfying any cure provisions thereunder, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall become immediately due and payable prior to the specified due date of this Note, all of the foregoing without prejudice to any other rights, recourses or remedies which may have accrued in favor of the Lenders as a result of the default of the Payor, including, without limitation, the Lenders' rights pursuant to the Acquisition Documents. Provided, however, that in the event any installment is not paid as of the due date and there is no other default by the Payor under the Acquisition Documents, the Payor shall have the right to cure such default by payment to the Lenders of the amount of the installment as to which a payment default has occurred together with any accrued interest from the date of default until the date of cure, provided, further, that such right of cure shall lapse automatically on the date that is 30 days after the date the Lenders deliver to the Payor written notice of such default. In the event that such cure is not timely made, the prior acceleration by the Lenders, if any, shall remain effective and the entire accelerated amount due, with interest from the date of default computed as the accelerated amount, shall be immediately due and paying, and the Lender shall be entitled to pursue all of their other rights and remedies. If an action is instituted to collect this Note, the Payor promises to pay all costs and expenses (including reasonable attorneys' fees) incurred in connection with such action.

A waiver of any term of this Note, the Acquisition Documents or of any of the obligations secured thereby must be made in writing and signed by a duly-authorized officer of the Lenders and any such waiver shall be limited to its express terms. No delay by the Lenders in acting with respect to the terms of this Note or the Acquisition Documents or any of the obligations secured thereby shall constitute a waiver of any breach, default or failure of a condition under this Note, the Acquisition Documents or the obligations secured thereby.

The Payor waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and non-payment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note. The foregoing waiver of defenses shall not be construed to limit or impair the Payor's right to cure as provided above.

The undersigned, if not in default under this Note, or under the terms of any security for the repayment of the monies evidenced hereby, may prepay all or any amount owing hereunder, upon payment to the Lenders of interest at the rate aforesaid to the date of such prepayment, on the amount so prepaid, without notice or bonus.

All dollar amounts referred to in this Agreement are stated in United States of America currency, unless otherwise expressly stated.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OR RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE, OR (D) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT PRIOR TO SUCH SALE THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE SATISFACTORY TO IT, AS TO THE AVAILABILITY OF AN EXEMPTION.


                                   LARI ACQUISITION COMPANY, INC.


                                   Per: /s/ Suzanne L. Wood
                                        ----------------------------------------
                                        Authorized Signatory